As filed with the Securities and Exchange Commission on May 16, 1996

                                                       Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                       J & J SNACK FOODS CORP.
        (Exact name of Registrant as specified in its charter)

   New Jersey                6000 Central Highway          22-1935537
(State or other          Pennsauken, New Jersey 08109    (I.R.S. Employer
jurisdiction of         (Address of Executive Offices)  Identification Number)
incorporation or
 organization)

                            J & J SNACK FOODS CORP.
                         EMPLOYEE STOCK PURCHASE PLAN

                          Gerald B. Shreiber, President
                            J & J Snack Foods Corp.
                           6000 Central Highway
                          Pennsauken, New Jersey 08109
                           (609) 665-9533
                  (Name, address, including zip code and
                   telephone number, including area code,
                            of agent for service)

                     Copies of Communications to:
                     A. Fred Ruttenberg, Esquire
                    Blank Rome Comisky & McCauley
                    210 Lake Drive East, Suite 200
                       Cherry Hill, N.J. 08002
                            (609) 779-3600

                   CALCULATION OF REGISTRATION FEE






Title of securities   Amount to be     Proposed       Proposed      Amount of
to be registered     registered (1)     maximum       maximum     registration
                                     offering price   aggregate       fee
                                       per share     offering price

Common Stock,
 no par value       500,000 shares     $12.41(2)    $6,205,000(2)   $2,139.66

Participation Interests
      in Plan              *               *              *              *

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

(2) Pursuant to Rule 457(c), based upon the average of the high and low sale prices of J & J Snack Foods Corp. Common Stock, no par value, reported on the Nasdaq National Market System on May 13, 1996.

* An indeterminate number of interests are being registered pursuant to Rule 416(c).



PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

     The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents filed with the Commission are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

     (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

     (iii) The description of the Company's Common Stock is incorporated by reference to the Company's Registration Statement on Form S-2 (File No. 33-40811) filed on May 24, 1991 under the Securities Act of 1933, as amended.

     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Under Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA"), the Company must indemnify each of its directors and officers for his expenses (that is, reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he is successful on the merits.

     The By-Laws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Company or other entity) by reason of the fact that such director or officer is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in accordance with such action, suit or proceeding, except as otherwise provided in the By-Laws. Expenses incurred by a director or officer of the Company in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company, except as otherwise provided in the By-Laws. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, provisions contained in the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under the Certificate of Incorporation or any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding that office.

     The Amended and Restated Certificate of Incorporation of the Company provides that directors shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that such provision shall not relieve a director from such liability for any breach of duty based on an act or omission (a) in breach of such director's duty of loyalty to the Company or its shareholders, or (b) not in good faith or involving a knowing violation of law, or (c) resulting in the receipt by such director of an improper personal benefit.

     The Company's directors and officers are currently insured under a Directors and Officers Liability Including Company Reimbursement Policy with a policy limit of $5,000,000, subject to certain deductibles and exclusions, for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers of the Company in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Company.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

     Exhibit No.              Description

              5.1      Opinion of Counsel regarding legality.

             10.1      Employee Stock Purchase Plan

             23.1      Consent of Grant Thornton

             23.2      Consent of Counsel (included as part of Exhibit
                       5.1).


Item 9. Undertakings

   (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                         SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pennsauken, State of New Jersey, on the 15th day of May, 1996.

                                        J & J SNACK FOODS CORP.


                                        By: /s/Gerald B.Shreiber
                                             Gerald B. Shreiber
                                             President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 15th day of May, 1996.


Name
Title




/s/Gerald B.Shreiber
Gerald B. Shreiber
Chairman of the Board, President
and Chief Executive Officer
(Principal Executive Officer)



/s/Dennis G. Moore
Dennis G. Moore
Senior Vice President, Chief
Financial Officer, Secretary,
Treasurer and Director (Principal
Financial and Accounting Officer)



/s/Stephen M. Frankel
Stephen M. Frankel
Director




/s/Leonard M. Lodish
Leonard M. Lodish
Director




/s/Peter G. Stanley
Peter G. Stanley
Director




     Pursuant to the requirements of the Securities Act of 1933, the Administrators of the J&J Snack Foods Corp. Employee Stock Purchase Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pennsauken, State of New Jersey, on May 15th, 1996.


                              J&J Snack Foods Corp.


                              By: /s/Dennis G. Moore
                                     Dennis G. Moore,
                                     Administrator




                                                             Exhibit 5.1


                                                             May 15, 1996
J & J Snack Foods Corp.
6000 Central Highway
Pennsauken, New Jersey  08109

Gentlemen:

     We have acted as counsel to J & J Snack Foods Corp. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 ("Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 500,000 shares of common stock, no par value ("Common Stock"), by the Company pursuant to the Company's Employee Stock Purchase Plan (the "Plan"). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K.

     Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we may not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

     In rendering this opinion, we have examined the following documents: (i) the Company's Amended and Restated Certificate of Incorporation and Bylaws; (ii) the Company's Minute Books including certain resolutions adopted by the Board of Directors relating to the approval of the Plan; (iii) the Registration Statement; and (iv) the Plan. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures.

     We have not made any independent investigation in rendering this opinion other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the laws of the State of New Jersey. In rendering this opinion we have assumed (i) compliance with all other laws, including federal laws and (ii) compliance with all New Jersey securities and antitrust laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     The shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

     This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, in addition to the qualifications, exceptions and limitations specifically set forth herein and this opinion should be read in conjunction therewith. In the event of any inconsistency between the qualifications, exceptions and limitations of the Accord and those specifically set forth herein, the more restrictive qualifications, exceptions and limitations shall control.

     This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Sincerely,


                              /s/ Blank Rome Comisky & McCauley
                              Blank Rome Comisky & McCauley





                                                              Exhibit: 10.1



                  J & J SNACK FOODS CORP.
               EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The J & J Snack Foods Corp. Employee Stock Purchase Plan (the "Plan") is intended to provide an incentive for employees of J & J Snack Foods Corp. (the "Company") and its subsidiary corporations to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of shares of Common Stock of the Company. The Plan is intended to qualify as an "Employee Stock Purchase Plan" under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed in a manner consistent with the requirements of such sections of the Code.

     2.   Definitions.  As used in this Plan,

          (a) "Account" means the account recorded in the records of the Company established on behalf of a Participant to which the amount of the Participant's payroll deductions authorized under Paragraph 6 shall be credited and any withdrawals under Paragraphs 6 or 10 shall be charged.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Calendar Quarter" means a three-consecutive month period beginning on January 1, April 1, July
               1 or October 1 on or after January 1, 1996.

          (d) "Code" means the Internal Revenue Code of 1986, or any successor thereto, as amended and in effect from time to time.

          (e) "Committee" means the Compensation Committee of the Board.

          (f)  "Company" means J & J Snack Foods Corp., a
               Delaware  corporation, and any successor.

          (g) "Disability" shall mean any complete and permanent disability as defined in Section 22(e)(3) of the Code.

          (h) "Eligible Compensation" means regular straight-time earnings or base salary, plus payments for overtime, incentive compensation, bonuses, and other special payments.

          (i)  "Employee" means any individual who is
               customarilyemployed by the Employer working an average of twenty or more hours per week.

          (j) "Employer" means the Company and each current or future Subsidiary Corporation.

          (k) "Offering Period" means the Six Month Period or Calendar Quarter for which options to purchase Common Stock under this Plan are granted. The length of the Offering Period (Six Month Period or Calendar Quarter) is at the discretion of the Committee and may change from time to time.

          (l) "Participant" shall mean any Employee of an Employer who has satisfied and continues to meet the requirements of Paragraph 5.

          (m)  "Plan" means the J & J Snack Foods Corp. 1996
               Employee Stock Purchase Plan, as set forth herein, and all amendments hereto.

          (n)  "Retirement" shall mean termination of
               employment of an employee who has reached 65 years of age.

          (o) "Six Month Period" means a six-consecutive month period beginning on January 1 or July 1 on or after January 1, 1996.

          (p) "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of the Company as that term is defined in 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

     3.   Eligibility.

          (a)  Participation in the Plan is voluntary.  Each
               Employee will be eligible to participate in the Plan on the first day of the Offering Period commencing after the Employee's date of employment.

          (b) Notwithstanding any provision of the Plan to the contrary, no Employee will be granted an option under the Plan:

               (i)  if, immediately after the grant, the
               Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

               (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiary Corporations to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          For purposes of Paragraph 3(b)(i) above, pursuant to
     Section 424(d) of the Code, (i) the Employee with respect to whom such limitation is being determined shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. In addition, for purposes of Paragraph 3(b)(ii) above, pursuant to Section 423(b)(8) of the Code, (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

     4. Shares Subject to the Plan. The total number of shares of Common Stock that may be purchased upon the exercise of options granted under the Plan will not exceed five hundred thousand shares (subject to adjustment as provided in Paragraph 15), and such shares may be originally issued shares, reacquired shares, shares bought in the market, or any combination of the foregoing. If any option which has been granted expires or terminates for any reason without having been exercised in full, the unpurchased shares will again become available for purposes of the Plan.

     5.   Participation.

          (a) An eligible Employee may become a Participant by completing a payroll deduction authorization form provided by the Employer and filing it with the Employer. Such authorization will become effective on the first day of the Offering Period commencing after receipt of the authorization by the Employer.

          (b) Payroll deductions for a Participant will commence with the first payroll period, after the payroll period in which the Participant's authorization for payroll deductions becomes effective, and will continue until terminated by the Participant in accordance with Paragraph 6(c) or due to termination of employment in accordance with Paragraph 10.

          (c)  Nothing in the Plan will confer on a
               Participant the right to continue in the employ of the Employer or will limit or restrict the right of the Employer to terminate the employment of a Participant at any time with or without cause. A Participant will have no interest in any Common Stock to be purchased under the Plan or any rights as a stockholder, including voting rights, with respect to such Common Stock until the Common Stock has been purchased.

     6.   Payroll Deductions.

          (a) At the time a Participant files his payroll deduction authorization form, the Participant will elect to have deductions made from the Participant's Eligible Compensation for each payroll period such authorization is in effect in whole dollar amounts at the rate of not less than 1% nor more than 10% of the Participant's Eligible Compensation, with a minimum dollar deduction as determined by the Committee.

          (b) All payroll deductions made for a Participant will be credited to the Participant's Account under the Plan. A Participant may not make any separate cash payment into such Account.

          (c) A Participant may decrease or suspend payroll deductions under the Plan by giving written notice to the Employer. Such decrease or suspension will be effective as soon as administratively feasible after receipt of the Participant's written notice, and will commence with the first payroll period starting immediately thereafter.

          (d) If a Participant gives written notice to the Employer to suspend payroll deductions 10 or more days prior to the last day of an Offering Period, the Participant, upon written request, will be paid by the Employer the amount of the accumulated payroll deduction in the Participant's Account. Such payment will be made prior to the last day of the Offering Period.

          (e) Subject to Paragraph 19, a Participant may increase or resume payroll deductions under the Plan by giving written notice to the Employer. Payroll deductions for a Participant will increase or resume with the first payroll period, after the payroll period in which the Participant's authorization for payroll deductions becomes effective, and will continue until terminated by the Participant in accordance with Paragraph 6(c) or due to termination of employment in accordance with Paragraph 10. Such increase or resumption will become effective on the first day of the Offering Period commencing after receipt of the Participant's written notice.

     7.   Granting of Option.

          (a) On the first day of each Offering Period, each Participant in such Offering Period shall be granted an option to purchase on the last day of the Offering Period a number of shares of the Company's Common Stock determined by dividing such Participant's accumulated payroll deductions prior to the last day of the Offering Period and retained in the Participant's Account as of such date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the first day of the Offering Period, or
               (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the last day of the Offering Period; provided however, that the maximum number of shares a Participant may purchase during each Offering Period shall be determined at the Offering Date by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the first day of the Offering Period if the Offering Period is a Six Month Period, or by dividing $6,250 by the fair market value of a share of the Company's Common Stock on the first day of the Offering Period if the Offering Period is a Calendar Quarter; and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 4. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

          (b) The option price of the Common Stock purchased with payroll deductions made during each Offering
               Period for a Participant will be the lower of:

               (i)  85% of the closing price of the Common
                    Stock on NASDAQ or other exchange as reported by The Wall Street Journal on the first day of the Offering Period (or on the next regular business date on which shares of the Common Stock of the Company are traded in the event that no shares of the Common Stock have been traded on the first day of the Offering Period); or

               (ii) 85% of the closing price of the Common
                    Stock on NASDAQ or other exchange as reported by The Wall Street Journal on the last day of the Offering Period (or on the next regular business date on which shares of the Common Stock of the Company are traded in the event that no shares of the Common Stock have been traded on the last day of the Offering Period.)

     8.   Exercise of Option.

          (a) The Participant's option for the purchase of Common Stock with payroll deductions made during a Offering Period will be deemed to have been exercised automatically on the last day of the Offering Period for the purchase of the number of full and fractional shares of Common Stock which the accumulated payroll deductions in the Participant's Account at that time will purchase at the applicable option price.

          (b) If the total number of shares to be purchased under option by all Participants exceeds the number of shares authorized under Paragraph 4 of this Plan, a pro-rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the last day of the Offering Period.

     9.   Delivery of Shares.

          (a) Shares of Common Stock purchased under the Plan will be registered in the name of a nominee and held in an account in the name of the Participant at a brokerage firm. Each Participant will be the beneficial owner of the shares of Common Stock purchased under the Plan on exercise of the Participant's option and will have all rights of beneficial ownership in such shares, except that the Participant may not sell the shares for a period of six months following the date on which the shares are purchased and that any shares not sold must remain in the account at the brokerage firm for a period of two years following the date on which the shares are purchased.

          (b) Upon the Participant's death or Disability, the six-month restriction in Paragraph 9(a) will be deemed to be satisfied as of the date of such death or Disability.

     10.  Termination of Employment.

          (a) Upon termination of a Participant's employment for any reason, participation in the Plan will immediately terminate.

          (b) If the Participant's termination of employment is due to Retirement, death or Disability, the Participant or the legal representative of the Participant or, if applicable, the executor or administrator of the estate of the Participant, will have the right to elect, either to:

               (i)  withdraw all of the accumulated payroll
                    deductions credited to the Participant's
                    Account under the Plan; or

               (ii) exercise the Participant's option for the
                    purchase of Common Stock on the last day of the Offering Period in which termination of employment occurs for the purchase of the number of full and fractional shares of Common Stock which the accumulated payroll deductions credited to the Participant's Account at the date of the Participant's termination of employment will purchase at the applicable option price.

          The Participant or the legal representative of the Participant or, if applicable, the executor or administrator of the estate of the Participant, must make such election by giving written notice to the Employer. In the event that no such written notice of election is received by the Committee (or its delegate), the Participant or the legal representative of the Participant or, if applicable, the executor or administrator of the estate of the Participant will automatically be deemed to have elected, pursuant to Paragraph ii, to exercise the Participant's option.

          (c) Upon termination of a Participant's employment for any reason other than Retirement, death or Disability, participation in the Plan will immediately terminate and the payroll deductions credited to the Participant's Account will be delivered to the Participant, or to the executor or administrator of the estate of the Participant in the event of such Participant's death following such termination of employment, or to the legal representative of the Participant in the event of such Participant's suffering any disability following such termination of employment.

     11. Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any Participant.

     12.  Administration.

          (a)  The Plan will be administered by the
               Committee, which will have the plenary power, subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, will generally determine all questions of policy and expediency that may arise, may correct any defect, or supply any omission or reconcile any inconsistency in the Plan or in any instrument associated with the Plan in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

          (b) The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall be duly listed, upon official notice of issuance, upon a stock exchange, and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective and that all material information respecting the business and financial conditions of the Company have been disclosed to the public.

     13. Transferability. No amounts credited to a Participant's Account, nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan, may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.
     Any such attempted assignment, transfer, pledge, or other disposition will be without effect.

     14. Use of Funds. The Employers other than the Company shall promptly transfer all amounts withheld under Paragraph 6 to the Company. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company will not be obligated to segregate such payroll deductions.

     15. Effect of Changes of Common Stock. The Board shall make or provide for such adjustments in the maximum number of shares specified in Paragraph 4 and the price at which shares of Common Stock are to be purchased under the Plan as the Board shall determine is appropriate to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, stock exchange, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off of assets, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

     16. Amendment or Termination. The Board or the Committee may at any time terminate or amend the Plan. Except as hereinafter provided, no termination or amendment will affect or change options previously granted to any Participant, nor may any amendment be made without prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation under the Plan.

     17. Notices. All notices or other communications by a Participant to the Employer under or in connection with the Plan will be in writing and will be deemed to have been duly given when received by such person as the Employer shall designate.

     18. Merger or Consolidation. If the Company merges with another corporation and the Company is the surviving entity, the holder of each option then outstanding will thereafter be entitled to receive, upon the exercise of such option for each share as to which such option is exercised, the securities or property to which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board will take such steps in connection with such merger as the Board may deem necessary to assure that the provisions of Paragraph
     15 will thereafter be applicable, in relation to the said securities or property as to which such holder of such option might thereafter be entitled to receive thereunder. In the event of a merger where the Company is not the surviving entity, the Plan will terminate, and all payroll deductions credited to a Participant's
     Account will be returned to that Participant and the six-month requirement under Paragraph 9(a) will be deemed to be satisfied with respect to shares previously purchased under the plan. A sale or other disposition of all or substantially all the assets of the Company will be deemed a merger where the Company is not the surviving entity for the foregoing purposes.

     19. Cessation of Participation. Any officer or director Participant (as such terms are used in Rule 16b-3 under the Securities Exchange Act of 1934) who is also a highly compensated employee within the meaning of Section 414(q) of the Code who suspends payroll deductions or who otherwise ceases to participate in the Plan, shall not be permitted to commence participation in the Plan again for a period of at least six months from the date of such cessation.

     20.  Miscellaneous Provisions.

          (a) Each Participant, former Participant, or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to such Participant's Employer for such benefit.

          (b) Subject to Paragraph 10, the Employers will pay all expenses that may arise in connection to the administration of this Plan, except that a Participant will pay all expenses that may arise in connection with the distribution of his or her Account or the sale of Common Stock by the Participant.

          (c) No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of an Employer, under or by reason of any of the terms, conditions, or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against an Employee, or any stockholder, officer or director, as such, whether arising at common law or in equity or created by statue or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant, as a part of the consideration for any benefits provided by the Employers under this Plan.

          (d) To the extent required to comply with the requirements of Section 423 of the Code, all Employees granted options under the Plan to purchase Common Stock shall have the same rights and privileges hereunder.

          (e) Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof. All references in this Plan to paragraphs are to paragraphs of this Plan unless specified otherwise.

          (f) Any words herein used in the masculine shall be read and construed in the feminine where they would so apply.

          (g) This Plan shall be construed in accordance with the laws of the State of New Jersey to the extent federal law does not supersede and preempt
               New Jersey law.

          (h)  The Company's obligation to sell and deliver
               Common Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock as well as state and federal securities laws.

          (i) In the event that any provisions of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

          (j) In the event the Company should receive notice that this Plan fails to qualify as an "employee stock purchase plan" under Section 423 of the Code, all then-existing Accounts will be paid to the Participants and the Plan shall immediately terminate.

          (k) Neither any Employer nor the Company makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person participating or eligible to participate in this Plan.


                                                            Exhibit 23.1





       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



   We have issued our report dated November 7, 1995 accompanying the consolidated financial statements and schedules of J & J Snack Foods Corp. and subsidiaries appearing in the 1995 Annual Report of the Company to its stockholders included in the Annual Report on Form 10-K for the fiscal year ended September 30, 1995 which are incorporated by reference in this Registration Statement.



s/s Grant Thornton LLP
Philadelphia, Pennsylvania
May 13, 1996